United Security Bancshares Announces Termination of Memorandum of Understanding

FRESNO, CA, October 25, 2016- United Security Bancshares (http://www.unitedsecuritybank.com/) (Nasdaq Global Select: UBFO), the holding company for United Security Bank (the "Bank"), announced that yesterday the Bank received notification from the California Department of Business Oversight that the Memorandum of Understanding (“MOU”) dated October 1, 2013, had been terminated effective as of October 19, 2016.

The lifting of the MOU reflects the Bank’s continued improvement in financial condition and performance and ongoing compliance with the terms of the MOU.  This regulatory recognition marks an important milestone in United Security Bancshares' efforts to reduce regulatory oversight.

United Security Bancshares is a $750+ million bank holding company headquartered in Fresno, California. United Security Bank, its principal subsidiary, is a California state-chartered bank with 11 branches serving California's Central Valley and Campbell, in California's Silicon Valley, and is a member of the Federal Reserve System.

FORWARD-LOOKING STATEMENTS
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company's board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the section of Management’s Discussion and Analysis. Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission ("SEC").